UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2021 (September 8, 2021)

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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (562) 435-3666

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MOH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.
☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of September 8, 2021, Molina Healthcare, Inc. (the “Company”) has entered into an amended and restated employment agreement with Joseph M. Zubretsky, 64, our current President and Chief Executive Officer (the “amended agreement”). The amended agreement amends and restates the employment agreement originally entered into by the Company and Mr. Zubretsky on October 9, 2017 (the “original agreement”), as reported and described in the Company’s Form 8-K current report filed on October 10, 2017.

The amended agreement continues Mr. Zubretsky’s employment as President and Chief Executive Officer of the Company under the same general terms and conditions as was the case under the original agreement, but updates the original agreement with regard to unvested equity-based awards that are subject to performance-based vesting conditions (the “Performance-Based Awards”) to better align the treatment of those Performance-Based Awards with the Company’s subsequently adopted long-term equity-based incentive programs and practices.

If Mr. Zubretsky’s employment with the Company terminates due to a termination without “Cause” or resignation for “Good Reason” (as such terms are defined in the amended agreement), in addition to his previously provided severance benefits, any Performance-Based Awards will now vest on a prorated basis, subject to the achievement then-to-date of the identified performance metrics at or above the specified threshold level for vesting. Such proration shall be based on the number of fiscal quarters that have elapsed over the relevant performance measurement period (typically 12 fiscal quarters) through the fiscal quarter in which termination occurs, multiplied by the projected final achievement level of the relevant metric based on straight-line extrapolation to the end of the full measurement period.

Also, if Mr. Zubretsky’s services are terminated without Cause or by Mr. Zubretsky for Good Reason within 24 months following a Change in Control, in addition to his existing severance benefits, rather than vesting at target, any then unvested Performance-Based Awards will vest on his last day of employment based on the greater of: (i) target performance, and (ii) the projected final achievement of the performance metric through the measurement period based on the straight-line extrapolation of actual achievement through the end of the  relevant performance measurement period.

If Mr. Zubretsky elects to voluntarily retire after reaching age 65, and provided that he gives the Company at least one-year’s advance notice of his intended retirement, upon his retirement, rather than vesting at target, any then unvested Performance-Based Awards shall likewise vest at the greater of target and projected final achievement. In the event the Company were to give Mr. Zubretsky 90 days advance written notice of his termination by the Company without “Cause,” Mr. Zubretsky may elect to exercise his retirement rights within such 90-day period.

The foregoing description of the amended agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the amended agreement. A copy of the amended agreement is being filed as Exhibit
10.1 hereto and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02 by reference.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release relating to Mr. Zubretsky’s amended agreement is attached hereto as Exhibit 99.1.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated September 8, 2021, by and between Molina Healthcare, Inc. and Joseph M. Zubretsky.
99.1	Press release of Molina Healthcare, Inc., issued September 9, 2021.

104	Cover page information from Molina Healthcare, Inc.’ Current Report on Form 8-K filed on September 9, 2021 formatted in iXBRL (Inline Extensible Business Reporting Language).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: September 9, 2021	By:	/s/ Jeff D. Barlow
Jeff D. Barlow,
Chief Legal Officer and Secretary